Exhibit 99.1
Mannatech Announces Appointment of Robert A. Toth as Vice Chairman of the Board of Directors

FLOWER MOUND, Texas - November 26, 2024 - Mannatech, Incorporated (NASDAQ: MTEX) announced that on November 20, 2024, the Board of Directors of Mannatech, Incorporated (the “Board”) appointed Robert A. Toth to the Board where he will serve as Vice Chairman of the Board of Mannatech, Incorporated (the "Company") effective December 1, 2024.

Mr. Toth will serve as a Class III director of the Board. Mr. Toth previously served on the Company's Board between March 2008 through May 31, 2023. Mr. Toth previously served as the Chairman of the Compensation and Stock Option Plan Committee, served on the Audit Committee, the Nominating/Governance and Compliance Committee, the Science and Marketing Committee, and from August 2014 to March 2019, Vice Chairman of Mannatech’s Board.

Mr. Toth has more than 40 years of direct selling experience. As President of Avon International from 2004 to 2005, his operations included over 120 countries with annual revenues exceeding $5.5 billion. Mr. Toth began his Avon career in customer service in 1978, then moved to U.S. sales and operations and was promoted to U.S. Director of Sales in 1989. He transitioned to Avon International in 1991 as Director of New Business Development, where he played a lead role in Avon’s market entry plan for Russia. He was based in Warsaw from 1993 to 1997 as Avon’s President of Central and Eastern Europe, where he established and led Avon Poland. From 1997 to 2004, Mr. Toth was based in London where he held several senior management positions including Group Vice President, Eastern Europe, Middle East and Africa (1997-1999), Senior Vice President, Europe, Middle East and Africa (1999-2002) and Executive Vice President for Asia-Pacific, Europe, Middle East and Africa (2002-2003). Prior to joining Mannatech, Mr. Toth was the Co-founder, and until May 2015, was the Chairman of Tatra Spring LLC, a supply chain services company based in Poland and founded in September 2008. Since 2006, he has worked in venture capital as a private investor focused on new business startups in the technology sector. He has more recently served as a consultant to the direct selling industry. Mr. Toth graduated from LaSalle University in 1974 with a B.A. in Business Administration and was an officer in the U.S. Marine Corps from 1975 to 1978.

J. Stanley Fredrick, the Company’s Chairman of the Board, stated, “the Company welcomes Bob Toth back to the Board of Directors, and I am looking forward to working with him as Vice Chairman of the Board as we take advantage of his vast international experience to assist us on key strategic objectives as we expand globally.”

Landen Fredrick, the Company’s President & Chief Executive Officer, stated, “During his 15 years on the Board, Bob Toth was an influential mentor in my growth as a leader and executive at Mannatech. His experience and insight have shaped much of my perspective, and I’m excited to work with him again as Vice Chairman as we continue to drive Mannatech forward.”

About Mannatech:
Mannatech is a leading global health and wellness company committed to empowering everyone to live their best life through cutting-edge, science-backed nutritional products, patented technology, and a rewarding business opportunity. With operations in 25 markets†, Mannatech helps people to live healthier, more fulfilling lives while making a positive social impact in the world. Individuals interested in Mannatech's products or in exploring its business opportunity can learn more at Mannatech.com.

†Mannatech operates in China under a cross-border e-commerce platform that is separate from its network marketing model.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” "hope," “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “approximates,” “predicts,” “projects,” “potential,” and “continues” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals, or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, the impact of COVID-19 on Mannatech's business, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:
Erin Barta
General Counsel and Corporate Secretary
214.724.3378
ir@mannatech.com
www.mannatech.com